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                                                                   Exhibit 23.2




                           INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Northwest Pipe Company

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 1999 relating to the financial statements, which appears in Northwest Pipe Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 9, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                              /s/ PricewaterhouseCoopers LLP

                              PricewaterhouseCoopers LLP


Portland, Oregon
October 28, 1999